UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 12, 2016

Bioptix, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 38th Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 545-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously disclosed in the Current Report on Form 8-K filed with the Commission on December 2, 2016, effective as of November 30, 2016, Bioptix, Inc., formerly known as Venaxis, Inc. (the "Company") changed its name from "Venaxis, Inc." to "Bioptix, Inc." by amending its Articles of Incorporation, as amended.
The Company's name change became effective with the Financial Industry Regulatory Authority, Inc. ("FINRA") on December 12, 2016, and the Company's common stock began quotation on the Nasdaq Capital Market under the new name and a new trading symbol, "BIOP." In connection with the new trading symbol, the Company has been assigned a new CUSIP number of 09074N101.
On December 8, 2016, the Company issued a press release announcing the name change and trading symbol change. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
For shareholders holding their shares of Company stock in certificated form, replacement of current stock certificates of the Company will not be necessary as a result of the Company's name change and change in trading symbol, however, shareholders may submit their stock certificates to the Company's transfer agent, Corporate Stock Transfer, Inc., for new certificates in accordance with the share certification instruction letter attached as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d)   Exhibits
99.1      Press release dated December 8, 2016
99.2      Share Certificate Instruction Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (formerly known as Venaxis, Inc.) (Registrant)
December 12, 2016	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 8, 2016

99.2	Share Certificate Instruction Letter